Exhibit 99.15
`
Johnson & Johnson Reports 2017 Third-Quarter Results:

2017 Third-Quarter Sales of $19.7 Billion Increased 10.3% versus 2016
2017 Third-Quarter EPS was $1.37
2017 Adjusted Third-Quarter EPS of $1.90 increased 13.1%*

Accelerated Sales and Adjusted EPS Growth
Increased Full-Year Sales and Adjusted EPS Guidance

New Brunswick, N.J. (October 17, 2017) - Johnson & Johnson (NYSE: JNJ) today announced sales of $19.7 billion for the third quarter of 2017, an increase of 10.3% as compared to the third quarter of 2016. Operational sales results increased 9.5% and the positive impact of currency was 0.8%. Domestic sales increased 9.7%. International sales increased 10.9%, reflecting operational growth of 9.3% and a positive currency impact of 1.6%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide, domestic and international sales each increased 3.8%.*
Net earnings and diluted earnings per share for the third quarter of 2017 were $3.8 billion and $1.37, respectively. Third-quarter 2017 net earnings included after-tax intangible amortization expense of approximately $0.9 billion and a charge for after-tax special items of approximately $0.5 billion. Third-quarter 2016 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a charge for after-tax special items of approximately $0.2 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $5.2 billion and adjusted diluted earnings per share were $1.90, representing increases of 11.2% and 13.1%, respectively, as compared to the same period in 2016.* On an operational basis, adjusted diluted earnings per share also increased 10.1%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
“Johnson & Johnson accelerated growth in the third quarter. This is driven by the strong performance of our Pharmaceutical business, and augmented by Actelion and other recent acquisitions across the enterprise that will continue to fuel growth,” said Alex Gorsky, Chairman and Chief Executive Officer. “Our dedicated colleagues continue to focus on advancing our pipelines to bring innovative solutions to patients and consumers around the globe.”
The Company increased its sales guidance for the full-year 2017 to a range of $76.2 billion to $76.5 billion. Additionally, the Company increased its adjusted earnings guidance for full-year 2017 to $7.25 - $7.30 per share.*
Worldwide Consumer sales of $3.4 billion for the third quarter 2017 represented an increase of 2.9% versus the prior year, consisting of an operational increase of 1.6% and a positive impact from currency of 1.3%. Domestic sales decreased 0.5%, international sales increased 5.1%, which reflected an operational increase of 3.0% and a positive currency impact of 2.1%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 1.1%, domestic sales decreased 0.7% and international sales increased 2.3%*.

Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by over-the-counter products primarily TYLENOL® analgesic products and international smoking cessation aids; as well as OGX® and NEUTROGENA® beauty products partially offset by the negative impact of domestic baby care products.
During the quarter, the divestiture of COMPEED® to HRA Pharma was completed.
Worldwide Pharmaceutical sales of $9.7 billion for the third quarter 2017 represented an increase of 15.4% versus the prior year with an operational increase of 14.6% and a positive impact from currency of 0.8%. Domestic sales increased 15.4%; international sales increased 15.5%, which reflected an operational increase of 13.5% and a positive currency impact of 2.0%. Sales included the impact of the first full quarter of the acquisition of Actelion Ltd. which contributed 7.9%, to worldwide operational sales growth. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 6.7%, domestic sales increased 7.7% and international sales increased 5.1%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by new products and the strength of core products. Strong growth in new products include DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma and IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer. Additional contributors to operational sales growth included STELARA® (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, XARELTO® (rivaroxaban), an oral anticoagulant, ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic, castration-resistant prostate cancer and INVEGA® SUSTENNA®/XEPLION®/TRINZA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults.
During the quarter, the U.S. Food and Drug Administration (FDA) approved an additional indication for IMBRUVICA® (ibrutinib) for the treatment of adult patients with chronic graft-versus-host-disease after failure of one or more lines of systemic therapy. The European Commission granted approval for SYMTUZA® (darunavir/cobicistat/ emtricitabine/tenofovir alafenamide) for the treatment of human immunodeficiency virus type 1 (HIV-1) infection in adults and pediatric patients aged 12 years and older.
New Drug Applications were submitted to the FDA for apalutamide, an oral androgen receptor inhibitor for men with non-metastatic castration-resistant prostate cancer and also for darunavir/cobicistat/emtricitabine/tenofovir alafenamide for the treatment of HIV-1 infection in adults and pediatric patients aged 12 years and older. In addition, a supplemental New Drug Application (sNDA) was submitted to the FDA to expand the indication for ZYTIGA® (abiraterone acetate), in combination with prednisone and ADT to include treatment of patients with high-risk metastatic hormone naïve prostate cancer or newly diagnosed, high-risk metastatic hormone sensitive prostate cancer.
The Company has made a decision not to pursue global approvals of sirukumab for the treatment of moderately to severely active rheumatoid arthritis. In addition, the clinical trial for talacotuzumab, an investigational compound being studied in patients with acute myeloid leukemia, has been discontinued.
Worldwide Medical Devices sales of $6.6 billion for the third quarter 2017 represented an increase of 7.1% versus the prior year consisting of an operational increase of 6.6% and a positive currency impact of 0.5%. Domestic sales increased 4.6%; international sales increased 9.6%, which reflected an operational increase of 8.6% and a positive currency impact of 1.0%. Sales included the impact of the acquisition of Abbott Medical Optics which contributed 5.2%, to worldwide operational sales growth. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 1.2%, domestic sales decreased 0.8% and international sales increased 3.2%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by electrophysiology products in the Cardiovascular business, ACUVUE® contact lenses in the Vision Care business, and wound closure products in the General Surgery business, partially offset by declines in the Diabetes Care business.
During the quarter, the acquisitions of TearScience, Inc., a manufacturer of products dedicated to treating meibomian gland dysfunction and Sightbox, Inc., an e-commerce company that provides subscription vision care services connecting consumers with eye care professionals for their contact lens needs, were completed.
Subsequent to the quarter, the Company announced the completion of the divestiture of its Codman Neurosurgery business to Integra LifeSciences Holding Corporation.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 134,100 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.
* Operational sales growth excluding the net impact of acquisitions and divestitures, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic and financial market factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures, including the Company’s ability to successfully integrate Actelion Ltd.’s products and operations and realize the expected benefits and opportunities of the transaction in the expected time frame or at all; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2017, including under “Item 1A. Risk Factors,” its most recently filed Quarterly Report on Form 10-Q, including in the section captioned “Cautionary Note Regarding Forward-Looking Statements,” and the company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.